UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 2, 2007

Date of report (Date of earliest event reported)

CBRE REALTY FINANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33050	30-0314655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Asylum Street, 37th Floor Hartford, Connecticut	06103
(Address of Principal Executive Offices)	(Zip Code)

(860) 275-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 2, 2007, CBRE Realty Finance, Inc. (“CBRE”) completed a long-term secured financing utilizing an on-balance sheet collateralized debt obligation (“CDO”) structure.

The financing was effected through the issuance by CBRE of $1 billion principal amount of commercial real estate collateralized debt obligations (“CBRE CDO 2007-1”) through two newly formed, indirect subsidiaries of CBRE, CBRE Realty Finance CDO 2007-1, Ltd. (the “Issuer”) and CBRE Realty Finance CDO 2007-1 LLC (the “Co-Issuer”). Pursuant to the Indenture, dated as of April 2, 2007 (the “Indenture”) by and among the Issuer, the Co-Issuer, CBRE as the advancing agent (in such capacity, the “Advancing Agent”) and LaSalle Bank National Association, as the trustee (the “Trustee”), the Issuer and the Co-Issuer issued the following classes of notes: the Class A-1 Floating Rate Secured Notes, Due 2052 (the “Class A-1 Notes”), the Class A-1R Revolving Senior Secured Floating Rate Term Notes, Due 2052 (the “Class A-1R Notes”), the Class A-2 Floating Rate Secured Notes, Due 2052 (the “Class A-2 Notes”), the Class A-2R Revolving Senior Secured Floating Rate Term Notes, Due 2052 (the “Class A-2R Notes” and, together with the Class A-1 Notes, the Class A-1R Notes and the Class A-2 Notes, the “Class A Notes”), the Class B Second Priority Floating Rate Term Notes, Due 2052 (the “Class B Notes”), the Class C Third Priority Floating Rate Capitalized Interest Term Notes, Due 2052 (the “Class C Notes”), the Class D Fourth Priority Floating Rate Capitalized Interest Term Notes, Due 2052 (the “Class D Notes”), the Class E Fifth Priority Floating Rate Capitalized Interest Term Notes, Due 2052 (the “Class E Notes”), the Class F Sixth Priority Floating Rate Capitalized Interest Term Notes, Due 2052 (the “Class F Notes”), the Class G Seventh Priority Floating Rate Capitalized Interest Term Notes, Due 2052 (the “Class G Notes”), the Class H Eighth Priority Floating Rate Capitalized Interest Term Notes, Due 2052 (the “Class H Notes”), the Class J Ninth Priority Floating Rate Capitalized Interest Term Notes, Due 2052 (the “Class J Notes”), the Class K Tenth Priority Floating Rate Capitalized Interest Term Notes, Due 2052 (the “Class K Notes”), the Class L Eleventh Floating Rate Capitalized Interest Term Notes, Due 2052 (the “Class L Notes”). The Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes are collectively referred to in this report as the “Notes.” The Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes are collectively referred to in this report as the “Senior Notes.” Concurrently with the issuance of the Notes, the Issuer also issued U.S.$78,000,000 Income Notes, Due 2052 (the “Income Notes” and, together with the Notes, the “Securities”). An indirect subsidiary of CBRE, CBRE Realty Finance Holdings, LLC (“Holdings”), purchased 100% of each of the Class J Notes, Class K Notes, the Class L Notes, the Income Notes and the ordinary shares of the Issuer. The Notes represent non-recourse obligations of the Issuer and the Co-Issuer payable solely from certain assets of the Issuer pledged under the Indenture. To the extent the collateral debt securities and the other pledged assets are insufficient to make payments in respect of the Notes, neither the Issuer nor the Co-Issuer will have any obligation to pay any further amounts in respect of the Notes. The Income Notes are obligations of the Issuer and will not be secured.

The table below sets forth further information with respect to the capital structure of CBRE CDO 2007-1:

Class of Securities	Principal or Notional Amount	Percentage of the Aggregate Principal and Notional Amounts of all Securities	Ratings (S&P/Moody’s/Fitch)	Weighted Average Life of Notes	Stated Maturity or Scheduled Redemption Date
Class A-1 Notes	$450,000,000	45.00%	AAA/Aaa/AAA	7.15 years	April 7, 2052
Class A-1R Notes	$50,000,000	5.00%	AAA/Aaa/AAA	7.15 years	April 7, 2052
Class A-2 Notes	$125,000,000	12.50%	AAA/Aaa/AAA	9.33 years	April 7, 2052
Class A-2R Notes	$25,000,000	2.50%	AAA/Aaa/AAA	9.33 years	April 7, 2052
Class B Notes	$86,500,000	8.65%	AA/Aa2/AA	9.52 years	April 7, 2052
Class C Notes	$48,000,000	4.80%	A+/A1/A+	9.62 years	April 7, 2052
Class D Notes	$19,000,000	1.90%	A/A2/A	9.77 years	April 7, 2052
Class E Notes	$15,000,000	1.60%	A-/A3/A-	9.77 years	April 7, 2052
Class F Notes	$22,500,000	2.25%	BBB+/Baa1/BBB+	9.77 years	April 7, 2052
Class G Notes	$15,000,000	1.50%	BBB/Baa2/BBB	9.77 years	April 7, 2052
Class H Notes	$24,000,000	2.40%	BBB-/Baa3/BBB-	9.82 years	April 7, 2052
Class J Notes	$17,000,000	1.70%	BB+/Ba1/BB+	10.02 years	April 7, 2052
Class K Notes	$15,500,000	1.55%	BB/Ba2/BB	10.02 years	April 7, 2052
Class L Notes	$9,500,000	0.95%	BB-/Ba3/BB-	10.02 years	April 7, 2052
Income Notes	$78,000,000	7.80%	Not Rated	Not Applicable	April 7, 2052

Pursuant to a Seller Transfer Agreement, dated as of April 2, 2007, between CBRE Realty Finance Holdings III, LLC and CBRE Realty Finance IV, LLC, as sellers (collectively, the “Sellers”), and the Issuer, the Issuer purchased a portfolio of assets consisting primarily of first mortgage loans and subordinate participation interests in first mortgage loans secured by transitional and stabilized commercial properties. Other assets purchased by the Issuer included mezzanine loans and subordinate and pari passu participation interests in mezzanine loans. The aggregate outstanding principal balance of the assets purchased by the Issuer was approximately $734,498,546.43. A copy of the Seller Transfer Agreement is attached hereto as Exhibit 10.3 to this Form 8-K.

The Issuer is expected to purchase additional collateral debt securities over the “Ramp-Up Period” which ends on the date that is the earlier of (i) January 2, 2008 and (ii) the first date on which the aggregate principal balance of the pledged collateral debt securities is at least equal to U.S.$1,000,000,000. In addition, from the date of issuance of the Notes until the date that is 5 years following such date, the Issuer generally is permitted to reinvest principal proceeds in additional collateral debt securities meeting certain requirements as set forth in the Indenture.

The Issuer entered into a Collateral Management Agreement with CBRE Realty Finance Management LLC (the “Collateral Manager” or “CBRFM”), an affiliate of CBRE. The Collateral Manager is an indirect wholly-owned subsidiary of CB Richard Ellis, Inc., a Delaware corporation, and a direct subsidiary of CBRE Melody & Company, a Texas corporation (“CBRE | Melody”). Pursuant to the Collateral Management Agreement, the Collateral Manager has agreed to provide certain advisory and administrative services in relation to the collateral debt securities and other eligible investments securing the Notes. As compensation for the performance of its obligations under the Collateral Management Agreement, the Collateral Manager will receive a senior management fee (which fee may be waived or deferred in whole or in part by the Collateral Manager as described below), payable quarterly in accordance with the priority of payments as set forth in the Indenture, equal to  1/4 of 0.15% per annum of the aggregate outstanding principal amount of the collateral debt securities and other eligible investments, and an additional subordinate collateral management fee, payable quarterly in accordance with the priority of payments as set forth in the Indenture, equal to  1/4 of 0.20% per annum of the aggregate outstanding principal amount of the collateral debt securities and other eligible investments. For so long as CBRFM is serving as the external manager of CBRE it will waive its right to receive the senior collateral management fee. The collateral management fees are payable, to the extent funds are available therefore, in accordance with the priority of payment described in the Indenture, prior to any payments on the Notes. If on any payment date there are insufficient funds to pay the collateral management fees then due in full or such fee is waived or deferred, the amount not so paid will be deferred and will be payable on such later payment date on which any funds are available therefor. A copy of the Collateral Management Agreement is attached hereto as Exhibit 10.1 to this Form 8-K.

Interest payments on the Notes are payable quarterly, beginning on July 7, 2007, to and including April 7, 2007, the stated maturity date of the Notes. The Advancing Agent will be required to make certain advances in respect of interest shortfalls on the non-advancing collateral debt securities under the circumstances and subject to the conditions as set forth in the Indenture. A non-advancing collateral debt security is any collateral debt security, other than a CMBS security, a synthetic asset, a CRE CDO security or a REIT debt security, with respect to which no servicer or other party is required, under the terms of the underlying instruments governing such collateral debt security, to make any liquidity advances to ensure the timely receipt of interest by and for the benefit of the holder of such collateral debt security. If the Advancing Agent fails to make a required interest advance, the Trustee, in its capacity as back up advancing agent under the Indenture will be required to make such interest advance. Each of the Advancing Agent and the Trustee, in its capacity as backup advancing agent, will be entitled to receive a quarterly fee calculated on the aggregate outstanding principal amount of the Class A Notes and the Class B Notes. The Advancing Agent will receive an advancing fee equal to 0.02875% per annum and the Trustee will receive a back-up advancing fee equal to 0.00125% per annum under the Indenture each in accordance with the priority of payments as set forth in the Indenture. Interest advances will not be made with respect to any interest shortfall unless the Advancing Agent or the Trustee, in its capacity as backup advancing agent, determines in its sole discretion, exercised in good faith that such interest advance, or such proposed interest advance, plus interest expected to accrue thereon will be recoverable from subsequent payments or collections with respect to all collateral debt securities and other pledged assets and has determined in its reasonable judgment that the recovery would not result in an interest shortfall.

Each class of Notes will mature at par on April 7, 2052, unless redeemed or repaid prior thereto. Principal payments on each class of Notes will be made at the stated maturity in accordance with the priority of payments set forth in the Indenture. It is, however, anticipated that the Notes will be paid prior to the stated maturity date in accordance with the priority of payments in the Indenture. The expected weighted average lives of the Notes currently range between 7.15 years and 10.02 years. The calculation of the weighted average lives of the Notes assumes certain collateral characteristics and that there are no prepayments, defaults or delinquencies on the collateral debt securities owned by the Issuer. There is no assurance that such assumptions will be met.

The Senior Notes are also subject to mandatory redemption on any interest payment date on which certain coverage tests are not satisfied as set forth in the Indenture. Any mandatory redemption of the Senior Notes are to be paid from interest and principal proceeds of the collateral debt securities as necessary in accordance with the priority of payments as set forth in the Indenture until the applicable coverage tests are satisfied.

Subject to certain conditions described in the Indenture, on any payment date occurring on or after the payment date occurring in April 2010, the Issuer may redeem the Securities in whole but not in part, at the applicable redemption prices on any payment date at the direction of holders of at least a majority of aggregate outstanding notional amount of the Income Notes or at the direction of the Collateral Manager unless the holders of at least a majority of the aggregate outstanding principal amount of the Income Notes object.

Within 30 business days after the date (“Effective Date”) which is the earlier of (i) January 2, 2008 and (ii) the first date on which the aggregate principal balance of the pledged collateral debt securities is at least equal to U.S.$1,000,000,000 (including the aggregate amount of all remaining commitments with respect to all delayed draw loans owned by the Issuer), the Issuer will request each rating agency rating a class of Notes to confirm the rating it initially assigned to such class of Notes at the time of issuance of the Notes. If any rating initially assigned as of time of issuance of the Notes has not been confirmed, or is reduced or withdrawn, within 30 business days after the Effective Date by any such rating agency, the Collateral Manager may, on behalf of the Issuer, within 10 business days provide to such rating agency a proposal (a “Proposal”) with respect to the collateral debt securities. If such rating agency does not accept the Proposal or the Collateral Manager, on behalf of the Issuer, elects not to submit a Proposal, a “Rating Confirmation Failure” will occur. If such rating agency accepts the Proposal, a Rating Confirmation Failure shall not be deemed to have occurred unless and until the Collateral Manager fails to meet the conditions set forth in the Proposal in accordance with the time requirements set forth in such Proposal. In general, if a Rating Confirmation Failure occurs, then any unused proceeds, any interest proceeds and any principal proceeds remaining after paying fees and expenses and interest then payable on the Notes will be used to pay principal of the Notes in accordance with the priority of payments set forth in the Indenture until each such rating is confirmed or reinstated or such class has been paid in full.

From April 7, 2017 to the first payment date on which a Clean-up Call (as defined below) redemption may be exercised (as described below), the Securities may be redeemed by the Issuer, in whole or in part, at their applicable redemption prices if a successful auction of the collateral debt securities is completed in accordance with the terms of the Indenture. A successful auction will be deemed to include a purchase of all of the collateral debt securities by the Collateral Manager or its affiliates for a purchase price equal to the total redemption price.

If certain events occur due to which a tax or taxes are imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred, and such amount exceeds, in the aggregate, U.S. $1 million during any three-month period or the Issuer fails to maintain its status as a qualified REIT subsidiary, then the Securities will be redeemed by the Issuer, in whole but not in part, at their applicable redemption prices, at the direction of holders of at least a majority of the aggregate outstanding notional amount of the Preferred Shares.

The Issuer may also redeem the Notes at the direction of the Collateral Manager (a “Clean-up Call”), in whole but not in part, at the price equal to the applicable redemption price on or after which the outstanding principal amount of the Notes in the aggregate (excluding any capitalized interest) has been reduced to 10% of the aggregate outstanding principal amount of the Notes on the date of the issuance of the Notes. If the Collateral Manager effects a Clean-up Call, the Income Notes will be redeemed simultaneously with the Notes at the redemption price for the Income Notes

The redemption price for each class of Notes is generally the aggregate outstanding principal amount of such class, plus accrued and unpaid interest (including defaulted interest and with respect to Class C Notes through Class L Notes, capitalized interest amounts).

The Notes may be amortized in part by the Issuer (subject to the conditions set forth in the Indenture) at the election and direction of the Collateral Manger, if any time during the reinvestment period, the Collateral Manager determines that, in light of the composition of collateral debt securities, general market conditions and other factors, investments in additional collateral debt securities within the foreseeable future would be either impractical, or not beneficial to the Issuer or the holders of the Income Notes and the collateral manager notifies the Trustee, the Issuer, the Co-Issuer, the upfront swap counterparty, each synthetic asset counterparty and each hedge counterparty of such election and the amount to be amortized.

The Indenture contains customary events of defaults, including upon failure to pay principal or interest when due and payable on the notes (in accordance with the terms of the Indenture) and a default in the performance of certain covenants or other agreements of the Issuer or Co-Issuer under the Indenture (subject to certain notice and cure periods). If an event of default occurs and is continuing, the Trustee may, and will be required if directed by a majority of the outstanding principal amount of each class of

Notes voting as a separate class (excluding in each case any Notes held by the Collateral Manger, any of its affiliates or any funds (other than the Issuer) managed by the Collateral Manager or its affiliates, declare the principal of and accrued and unpaid interest on all the Notes to be immediately due and payable. Such acceleration will also automatically terminate the reinvestment period.

If an Event of Default shall have occurred and be continuing, the Trustee will (i) retain the assets, collect all payments on the assets and continue making payments in accordance with the priority of payments as set forth in the Indenture, or (ii) if directed to do so by a majority of the aggregate outstanding amount of each class of Notes, sale and liquidate the assets and make payments to the holders of the Notes in accordance with the priority of payments as set forth in the Indenture. To the extent the assets are insufficient to meet payments due to the Notes, the obligations of the Issuer and the Co-Issuer will be extinguished. A copy of the Indenture is attached hereto as Exhibit 10.2 to this Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 1.01 above, on April 2, 2007, we closed our second collateralized debt obligation which resulted in the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Collateral Management Agreement, between CBRE Realty Finance CDO 2007-1, Ltd. and CBRE Realty Finance Management, LLC, dated as of April 2, 2007.

10.2	Indenture, among CBRE Realty Finance CDO 2007-1, Ltd., CBRE Realty Finance CDO 2007-1, LLC, LaSalle Bank National Association and CBRE Realty Finance, Inc., dated as of April 2, 2007.

10.3	Seller Transfer Agreement, among CBRE Realty Finance Holdings III, LLC, CBRE Realty Finance Holdings IV, LLC and CBRE Realty Finance CDO 2007-1, Ltd., dated as of April 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2007

CBRE REALTY FINANCE, INC.

By:	/s/ Michael Angerthal
Name:	Michael Angerthal
Title:	Chief Financial Officer